SCHEDULE A
                         To the Trust Instrument of The
                        Victory Portfolios dated December
                        6, 1995, Amended and Restated as
                                of March 27, 2000

FUND                                                   CLASSES
-----                                                  --------

1.  Balanced Fund                                      Classes A, C and R
2.  Convertible Fund                                   Class A
3.  Diversified Stock Fund                             Classes A, C and R
4.  Equity Income Fund                                 Classes A and C
5.  Established Value Fund                             Classes A, C and R
6.  Federal Money Market Fund                          Investor and Select
7.  Financial Reserves Fund                            Class A
8.  Fund for Income                                    Classes A, C and R
9.  Gradison Government Reserves Fund                  Trust, Select and Class C
10. Growth Fund                                        Classes A, C and R
11. Institutional Money Market Fund                    Investor and Select
12. International Fund                                 Classes A and R
13. Intermediate Income Fund                           Class A
14. LifeChoice Conservative Investor Fund              Class A
15. LifeChoice Moderate Investor Fund                  Class A
16. LifeChoice Growth Investor Fund                    Class A
17. Maine Municipal Bond Fund (Short-Intermediate)     Class A
18. Maine Municipal Bond Fund (Intermediate)           Class A
19. Michigan Municipal Bond Fund                       Class A
20. Nasdaq-100 Index Fund                              Classes A, C and R
21. National Municipal Bond Fund                       Class A
22. National Municipal Bond Fund (Short-Intermediate)  Class A
23. National Municipal Bond Fund (Long)                Class A
24. New York Municipal Bond Fund                       Class A
25. Ohio Municipal Bond Fund                           Class A
26. Ohio Municipal Money Market Fund                   Class A
27. Prime Obligations Fund                             Class A
28. Real Estate Fund                                   Classes A, C and R
29. Small Company Opportunity Fund                     Classes A, C and R
30. Special Value Fund                                 Classes A, C and R
31. Stock Index Fund                                   Classes A and R
32. Tax-Free Money Market Fund                         Class A
33. Value Fund                                         Classes A, C and R

As of February 5, 2003.